FIRST PULASKI NATIONAL CORPORATION
                          206 SOUTH FIRST STREET
                         PULASKI, TENNESSEE 38478

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held On April 26, 2001


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the First Pulaski National Corporation (the "Company") will be held in the Cox & Curry Center of the First National Bank of Pulaski, Tennessee located at 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 26, 2001, at
1:00 p.m., local time, for the following purposes:

(1)  To elect thirteen (13) directors of the Company;

(2) The ratification of the appointment of the Certified Public Accounting Firm of Putman and Hancock, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2001; and

(3) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

NOTE: The board of directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 19, 2001 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the board of directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend the meeting and vote in person.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/Harold Bass

                                   HAROLD BASS
                                   CORPORATE SECRETARY


Pulaski, Tennessee
April 4, 2001




IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES

                              PROXY STATEMENT
                                    OF
                    FIRST PULASKI NATIONAL CORPORATION
                         206 SOUTH FIRST STREET
                        PULASKI, TENNESSEE 38478
                             (931) 363-2585


--------------------------------------------------------------------------------
                      ANNUAL MEETING OF SHAREHOLDERS
                            APRIL 26, 2001
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of First Pulaski National Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company ("Meeting"). The Company is the holding company for First National Bank of Pulaski (the "Bank") and Heritage Financial of the Tennessee Valley. The Meeting will be held in the Cox & Curry Center of the First National Bank of Pulaski at 206 South First Street, Pulaski, Tennessee 38478, on Thursday April 26, 2001, at 1:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about April 4, 2001. The Company's directors, executive officers and other employees, not specifically employed for this purpose, may solicit proxies by personal interview, mail, telephone or facsimile. They will not be paid additional remuneration for their efforts. This proxy solicitation will be paid for by the Company.


--------------------------------------------------------------------------------
                          VOTING AND PROXY PROCEDURE
--------------------------------------------------------------------------------

     Shareholders Entitled to Vote. Shareholders of record as of the close of business on March 19, 2001 ("Voting Record Date") are entitled to one vote for each share of common stock, $1.00 par value per share, (the "Common Stock") of the Company then held. At the close of business on the Voting Record Date the Company had 1,533,788 shares of Common Stock issued and outstanding held by 1,376 shareholders.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

     Voting. The board of directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned to the Company properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below, and FOR the approval of the appointment of the independent auditors. If a shareholder attends the Meeting, he or she may revoke his or her proxy and vote by ballot.

     The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Pursuant to the Company's Charter, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

     With respect to the other proposal to be voted upon at the Meeting, shareholders may vote for or against the proposal or may abstain from voting. Approval of the appointment of the independent auditors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy
and entitled to vote.   Abstentions and broker non-votes will have the effect of
a vote against the outcome of this proposal.

     Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.


--------------------------------------------------------------------------------
        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Management knows of no persons who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date.

      The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 19, 2001 (unless otherwise noted), for:

     -   each of the Company's directors and nominees.

     - each of the Company's executive officers named in the Summary Compensation Table; and

     -   all of the Company's directors and executive officers as a group.

     The percentages of shares outstanding provided in the tables are based on 1,533,788 voting shares outstanding as of March 19, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of stock listed as owned by that person. The number of shares shown also includes the interest of certain persons in shares held by family members in their own right. Shares issuable upon exercise of options that are exercisable within sixty days of March 19, 2001 are considered outstanding for the purpose of calculating the percentage of outstanding shares of the Company's Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.


Name(1)                     Number of Shares      Percent of Shares Outstanding
                           Beneficially Owned
----------                 --------------------    ---------------------------
Directors
David E. Bagley                  7,734    (2)                   0.50%
Johnny Bevill                   22,630    (3)                   1.47%
James K. Blackburn, IV           7,643    (4)                   0.50%
Wade Boggs                       7,035    (5)                   0.46%
James H. Butler                  8,250    (6)                   0.54%
Joyce F. Chaffin                 8,250    (7)                   0.54%
James T. Cox                    13,000    (8)                   0.85%
Parmenas Cox                    27,869    (9)                   1.82%
Gregory C. Dugger                7,080   (10)                   0.46%
Charles D. Haney                15,025   (11)                   0.98%
Morris Ed Harwell               21,684   (12)                   1.41%
James Rand Hayes                18,580   (13)                   1.21%
William A. McNairy               3,000   (14)                   0.20%
W. Harwell Murrey               37,725   (15)                   2.46%
Bill Yancey                      6,450   (16)                   0.42%

Executive Officers

Mark A. Hayes                   10,575   (17)                   0.69%
Edwin D. Moore                   2,973   (18)                   0.19%

Directors and Executive        219,378                         14.01%
Officers as a group
(18 persons)

________________________


(1) The address of all parties shown in this table is 206 South First Street, Pulaski, Tennessee 38478.
(2) Includes 400 shares held as custodian for children, 800 shares held jointly with wife, 5,819 shares held by Cede & Company for Bagley Trust, and 500 shares subject to the 1994 Stock Option Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(3)   Includes 11,065 shares held by wife and 500 shares subject to the 1994
      Stock Option Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(4)   Includes 3,250 shares currently exercisable under the 1994 Stock Option
      Plan for Outside Directors and 500 shares subject to the 1994 Stock Option
      Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(5)   Includes 3,268 shares held by wife and 500 shares subject to the 1994
      Stock Option Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(6) Includes 5,372 shares held jointly with wife, 570 shares held jointly with three children and grandchildren, 1,808 shares currently exercisable under the 1994 Stock Option Plan for Outside Directors and 500 shares subject to the 1994 Stock Option Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(7) Includes 3,375 shares held by husband, 2,000 shares currently exercisable under the 1994 Stock Option Plan for Outside Directors and 250 shares subject to the 1994 Stock Option Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(8) Includes 1,111 shares held by wife, 500 shares held by Smith Barney for benefit of James T. Cox IRA, 1,000 shares held by Raymond James &
      Associates for benefit of James T. Cox IRA, and 3,000 shares currently exercisable under the 1997 Stock Option Plan.
(9) Includes 27,369 shares held individually and 500 shares subject to the 1994 Stock Option Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(10) Includes 100 shares held jointly with wife as Trustee for child, 1,665 shares held by Raymond James & Associates for benefit of Gregory G. Dugger
      IRA and 500 shares subject to the 1994 Stock Option Plan for Outside
      Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(11) Includes 5,740 shares held jointly with wife, 300 shares held jointly with wife as trustee for children, 7,985 shares in trust for employees of Physicians & Surgeons, Inc., 500 shares currently exercisable under the 1994 Stock Option Plan for Outside Directors and 500 shares subject to the
      1994 Stock Option Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(12)  Includes 100 shares held by wife, 2,000 shares held by Raymond James &
      Associates for benefit of Morris Ed Harwell, 1,000 shares currently exercisable under the 1994 Stock Option Plan for Outside Directors and 250 shares subject to the 1994 Stock Option Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(13)  Includes 9,040 shares held by wife and 500 shares subject to the 1994
      Stock Option Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(14) Includes 1,000 shares held jointly with wife, 1,100 shares currently exercisable under the 1994 Stock Option Plan for Outside Directors and 500 shares subject to the 1994 Stock Option Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(15) Includes 17,250 shares held by wife, 7,985 shares held in trust for employees of Physicians & Surgeons, Inc., 2,091 shares currently exercisable under the 1994 Stock Option Plan for Outside Directors and 500 shares subject to the 1994 Stock Option Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.
(16) Includes 5,950 shares held jointly with wife and 500 shares subject to the 1994 Stock Option Plan for Outside Directors that are not yet exercisable but will be exercisable within 60 days of the record date.


(17) Includes 1,575 shares held jointly with wife, 5,000 shares currently exercisable under the 1987 Stock Option Plan, and 4,000 shares currently exercisable under the 1997 Stock Option Plan.
(18)  Includes 538 shares held jointly with wife, 435 shares held by Raymond
      James & Associates for benefit of Edwin D. Moore, and 2,000 shares currently exercisable under the 1997 Stock Option Plan.

--------------------------------------------------------------------------------
          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Pursuant to rules promulgated under the Exchange Act, the Company's directors, executive officers and any person holding more than ten percent (10%) of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates.

     Based solely on a review of the reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent (10%) holders during the 2000 fiscal year except that the following transactions were not timely reported on Form 4 but rather were reported on Form 5: exercises of options by Mr. Bevill in June 2000, Mr. Parmenas Cox in July 2000, Mr. Bagley in November 2000, Mr. James Rand Hayes in June 2000, Mr. McNairy in September 2000 and Mr. Dugger in June 2000; a transaction by Mr. Boggs in May 2000; a transaction by Mr. Harwell in May 2000; and transactions by Mr. McNairy in May 2000, July 2000 and September 2000.


--------------------------------------------------------------------------------
                   PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Bylaws of the Company currently state that the board of directors shall consist of not less than five (5) or more than thirty-five (35) members. Currently, the board of directors of the Company is made up of fifteen (15) members. One director who was elected at the 2000 shareholders' meeting, Thomas
L. Cardin, resigned from the board on June 23, 2000, due to health reasons. Due to age limitations established in the Company's Bylaws, two (2) members of the current board are no longer eligible for membership on the board. The board of directors of the Company will also serve as the board of directors of the Bank.

     The persons herein named will be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the proxy to vote the shares covered thereby for the nominees designated by the Company's board of directors as listed below.

     It is intended that the proxies solicited by the Company's board of directors will be voted for the election of the nominees named in the table below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Company's board of directors may recommend or the board of directors may adopt a resolution to amend the Company's Bylaws and reduce the size of the board of directors. At this time the board of directors knows of no reason why any nominee might be unavailable to serve.

     The table below sets forth certain information regarding the nominees for election at the Meeting including the length that each person has been a director and the principal occupation or employment of such person for the last five (5) years.

                                       Served as         Principal Occupation or
                                       Director            Employment for Last
Nominees                      Age         Since               Five (5) Years
--------------------------------------------------------------------------------
David E. Bagley                47        4/22/93         President, Bagley &
                                                         Bagley Ins., Inc.

Johnny Bevill                  65       10/19/81         Owner, Davis &
                                                         Eslick Market

James K. Blackburn, IV         58        4/07/83         Owner, Lairdland Farm,
                                                         Real Estate Broker

Wade Boggs                     37        4/20/95         Owner, Wash Master Car
                                                         Washes

James H. Butler                54        4/05/84         Real Estate Agent,
                                                         Butler Realty

James T. Cox                   63        3/17/99         President & CEO,
                                                         First National Bank

Parmenas Cox (1)               89       10/19/81         Retired Senior Chairman
                                                         of the Board, First
                                                         National Bank

Gregory G. Dugger              51        4/22/93         Dentist

Charles D. Haney               46        4/22/93         Physician

James Rand Hayes               64        4/07/83         Owner, Hayes Properties

William A. McNairy             68        4/04/91         Owner, McNairy's
                                                         Flowerama & Gifts,
                                                         Farmer

W. Harwell Murrey              66       10/19/81         Physician

Bill Yancey                    56        4/04/91         Farmer


(1)   Mr. Cox is the father of the Company's President and Chief Executive
      Officer, James T. Cox.


     The Company's Bylaws restrict nomination of persons to serve as directors as follows:

     Any shareholder who intends to nominate or cause to be nominated any candidate for election to the board of directors, other than those made by or at the direction of the board of directors, shall make such intention known by timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company within the time periods set forth in Rule 14a-8(a)(3) enacted pursuant to the Exchange Act. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Common Stock which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder and (ii) the class and number of shares of Common Stock which are beneficially owned by such shareholder. Any nominations for directors not in accordance with this requirement may be disregarded by the Chairman of the meeting, and upon instruction by the Chairman, votes cast for each such nominee shall be disregarded.

     Unless directed otherwise by the shareholders, the enclosed proxy will be voted for the election of the nominees for directors listed. The Company's management has no reason to believe at this time that the persons so nominated will be unable or will decline to serve if elected.


--------------------------------------------------------------------------------
                  DESCRIPTION OF THE BOARD & COMMITTEES
--------------------------------------------------------------------------------

     In 1999, the Company established a Nominations and Compensation Committee. Prior to this action, the functions of this committee were handled by the Bank's Nominations and Compensation Committee. Decisions regarding the Company's audit process are still made by the Audit Committee of the board of directors of the Bank, subject to the approval of the board of directors of the Bank and of the board of directors of the Company as a whole. The board of directors of the Company holds regular meetings every quarter and special meetings as called.

     Members of the Company's and the Bank's Nominations and Compensation Committees are the same. Serving for the entire year on the two committees were Johnny Bevill and W. Harwell Murrey. Serving until the date of the annual organizational meeting of the board on April 27, 2000 was Thomas L. Cardin, who was replaced at such time by James H. Butler. None of the individuals serving on the Committees during the year were employed either by the Company or the Bank. The Company's Nominations and Compensation Committee held one (1) meeting during 2000, prior to the change in membership. The Bank's Nomination and Compensation Committee held three (3) meetings during 2000, with one (1) of the meetings being prior to the change in membership and the other two (2) occurring after the change.

     Members of the Bank's Audit Committee serving for the entire year were David E. Bagley, Johnny Bevill, James K. Blackburn, Morris Ed Harwell and James Rand Hayes. Appointed to the Audit Committee at the Board's organizational meeting on April 27, 2000 was Gregory G. Dugger. Serving until his resignation from the Board on June 23, 2000 was Thomas L. Cardin. The Audit Committee met four (4) times during 2000, with two (2) of the meetings being prior to the changes in membership and two (2) after the changes. The Audit Committee has a written charter, a copy of which is attached to this Proxy Statement as Appendix
A. All of the members of the Audit Committee are independent within the standard adopted by the New York Stock Exchange, except that Mr. Bagley has an interest in an insurance agency that sells insurance products to the Bank.

     During the fiscal year ended December 31, 2000 the board of directors held an organizational meeting after the annual shareholders meeting, seven (7) additional regularly scheduled meetings and five (5) specially called meetings. Of the thirteen (13) meetings of the board of directors held during 2000, Charles D. Haney missed two (2) regular meetings and three (3) specially called meetings. No other incumbent director attended fewer than 75% of the total number of meetings of the Company's or the Bank's board of directors or the Committees upon which such director serves. All of the directors who serve on the board of directors of the Bank also serve on the Company's board of directors. The board of directors of the Bank has three (3) additional standing committees, (1) one which administers the First Pulaski National Corporation 1997 Stock Option Plan, (2) one which administers the First Pulaski National Corporation 1994 Employee Stock Purchase Plan, and (3) one which administers the First Pulaski National Corporation 1994 Stock Option Plan for Outside Directors. These committees meet only when needed, and the only one of them to meet during the year 2000 was the committee responsible for the administration of the First Pulaski National Corporation 1997 Stock Option Plan.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.


--------------------------------------------------------------------------------
                            DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

     The directors of the Company and of the Bank, with the exception of Parmenas Cox, are compensated under a deferred compensation plan at the rate of $800 for each board meeting attended. Mr. Cox is paid an equivalent amount, but is not eligible for participation in the deferred compensation plan. Those directors of the Bank who serve on the Executive and Loan Committee of the Bank are compensated at the rate of $300 per committee meeting. If meetings of the Executive and Loan Committee extend considerably beyond the usual length, the pay is at the rate of $400 per meeting, for those in attendance. The membership of the Executive and Loan Committee consists of all but two of the members of the Bank's board of directors. Additionally, directors who serve on the Audit Committee of the Bank, which currently meets once each calendar quarter, receive $225 per meeting. All other directors who serve on other committees of the Board of Directors of the Bank receive $100.00 per meeting. James T. Cox, the only director who is also an employee of the Bank receives director fees for meetings of the Board of Directors and Executive and Loan Committee meetings.


--------------------------------------------------------------------------------
                         EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Summary Compensation Table

     The following information is provided for (i) James T. Cox, the Company's President and Chief Executive Officer and (ii) for Mark A. Hayes and Edwin D. Moore, the only other executive officers who received salary and bonus compensation in excess of $100,000 in 2000.

                         SUMMARY COMPENSATION TABLE

                                                  Long Term
                                                 Compensation
                                    Annual        Securities
    Name and          Fiscal     Compensation     Underlying    All Other
Principal Position     Year    Salary     Bonus   Options (#)   Compensation (1)
--------------------------------------------------------------------------------
James T. Cox           2000  $143,869    $5,203                       $23,281
President & CEO of     1999  $134,112    $5,052                       $23,744
the Company            1988   $92,328    $3,142        5,000          $15,738

Mark A. Hayes          2000  $134,786    $4,907                       $20,711
Executive Vice-        1999  $129,192    $4,763                       $20,098
President of the Bank  1998   $94,830    $3,362       10,000          $14,959


Edwin D. Moore         2000   $99,938    $4,055       10,000          $15,605
Senior Vice-President  1999   $92,900    $3,434                        $1,412
of the Bank            1998   $20,285      $621                           $74

___________________


(1)   Represents for the fiscal years 2000, 1999, and 1998 respectively (i)
Company contributions to a defined contribution plan in the amount of $21,102, $20,288 and $13,983 for Mr. Cox, $19,597, $19,165 and $14,184 for Mr. Hayes, and
$14,579, $0 and $0 for Mr. Moore; (ii) premiums paid by the Company with respect to life insurance policies on the life of Messrs. Cox, Hayes and Moore payable to beneficiaries designated by Messrs. Cox, Hayes and Moore, of $$2,179, $3,456 and $1,755 for Mr. Cox, $732, $669 and $422 for Mr. Hayes, and $909, $1,412 and
$74 for Mr. Moore; and (iii) interest paid by the Bank (for which Messrs. Cox,
Hayes and Moore served as executive officers) on loans from which the proceeds were used to purchase Company Common Stock, was arranged by the Bank, to Mr.
Hayes in the amount of $382, $264 and $353 and to Mr. Moore in the amount of $117, $0 and $0.

Option Grants in 2000

     The following table sets forth information about options granted to Mr. Moore, the only named executive officer to have options granted to him in 2000.

                                              Option Grants in 2000
------------------------------------------------------------------------------------------------------------------
                                                                                  Potential Realizable Value at
                                                                                 Assumed Annual Rates of Stock
                               Individual Grants                               Price Appreciation for Option Term
----------------------------------------------------------------------------   -----------------------------------
                  Number of    % of Total
                  Securities     Options
                  Underlying    Granted to
                  Options      Employees in   Exercise Price      Expiration
Name              Granted (#)  Fiscal Year      ($/Share)            Date               5% ($)        10%($)
---------------   ----------   -----------     ------------    --------------         --------      --------
Edwin D. Moore     10,000         100%            34.00        April 11, 2010         $213,824      $541,872


Aggregate Option Exercises During 2000 and Fiscal Year-End Option Values

     The following table sets forth information about the number and year-end values of exercisable and unexercisable options held by the Company's CEO and its other named executive officers for the year ended December 31, 2000.

                                       Number of Securities Underlying             Value of Unexercised
                                             Unexercised Options                   In-the-Money Options
                                          At December 31, 2000 (#)                At December 31, 2000(1)
                                          ------------------------                -----------------------
                    Shares Acquired on
Name                 Exercise (#) (2)     Exercisable    Unexercisable        Exercisable ($)    Unexercisable ($)
--------------      ------------------    -----------    -------------        ---------------    -----------------
James T. Cox (3)         None                 3,000            2,000               51,000              34,000

Mark A. Hayes (4)        None                 9,000            6,000              185,000             102,000

Edwin D. Moore (5)       None                 1,000            9,000               16,000             144,000
___________________

(1)  The fair market value of the Common Stock on December 31, 2000 was $50.00
     (which is based on information the Company has learned about trades made near this date and which may not be indicative of what a shareholder would receive upon the sale of his or her shares). Value is calculated on the basis of the difference between the option exercise price and $50.00 multiplied by the number of shares of Common Stock underlying the option.
(2) The named executive officers did not exercise any stock options during 2000.
(3) Mr. Cox's options were granted to him as an executive officer pursuant to the Company's 1997 Stock Option Plan.
(4)  Mr. Hayes has been granted options under the Company's 1987 Stock Option
     Plan as well as the 1997 Stock Option Plan.
(5) Mr. Moore's options were granted to him as an executive officer pursuant to the Company's 1997 Stock Option Plan.

--------------------------------------------------------------------------------
                 BOARD COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------

     Because the President and Chief Executive Officer of the Bank is an employee of the Bank, matters of executive compensation, including bonuses, are determined by the Nominations and Compensation Committee of the board of directors of the Company, subject to the approval of the board of directors of the Company.

     In setting the 2000 compensation of James T. Cox, President and Chief Executive Officer of both the Bank and the Company, the Nominations and Compensation Committee of the Company (the "Committee") reviewed a Tennessee Banking Association survey of compensation levels for Chief Executive Officers and Presidents of Middle Tennessee banks or bank holding companies with assets of $100-500 million and also reviewed compensation surveys conducted by other providers of peer group data. Decisions regarding compensation were made in view of these sources of information with the intent to compensate the President with an amount comparable to the presidents of other financial institutions of similar size that are located in similar markets. In determining compensation levels, the Committee further reviewed: (1) the Bank and the Company's overall financial performance in 1999, considering in particular, asset quality and growth, net income, earnings per share and return on equity compared to the previous year, and (2) the President's direct business contribution to the Bank.

     The 2000 Compensation levels for the remaining executive officers, Mark Hayes, Edwin Moore and Harold Bass, were based on similar criteria and considerations as well as the recommendations of the President to the Committee and the board of directors.

     Executive Officers were eligible for, and received, a cash bonus as well under the Company's Bonus Program as determined by the board of directors based upon the Company's overall financial performance. The decision of the Committee and the board of directors to award bonuses was based upon the Committee's and the board of directors' belief that the Company's financial performance was sound and consistent with the Company's past performance. No specific quantitative performance measure (of the Company, the Bank or any individual) was used to determine the amount of bonus awarded. Instead, bonuses for executive officers, including the Chief Executive Officer, were given in a manner similar to the bonuses granted to all full-time employees of the Bank or the Company, with the amount awarded being most closely tied to that employee's weekly salary.

Johnny Bevill
James H. Butler
W. Harwell Murrey


     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.


--------------------------------------------------------------------------------
                  AUDIT COMMITTEE REPORT FOR 2000
--------------------------------------------------------------------------------

     The Audit Committee reviews the Company's and the Bank's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The

Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     David E. Bagley            Johnny Bevill            James K. Blackburn
     Morris Ed Harwell          James Rand Hayes         Gregory G. Dugger

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

--------------------------------------------------------------------------------
           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
--------------------------------------------------------------------------------

     Set forth below is a graph comparing the annual change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Index and The Carson Medlin Company's Independent Bank Index, for the period of five years beginning December 31, 1995 and ending December 31, 2000.

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                     1995   1996   1997   1998   1999   2000
                                    -----  -----  -----  -----  -----  -----
FIRST PULASKI NATIONAL CORPORATION    100    114    181    151    208    230
INDEPENDENT BANK INDEX                100    128    193    204    185    191
NASDAQ INDEX                          100    123    151    213    395    238

     The cumulative total return reflected in the graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1995 and that all dividends were reinvested.

--------------------------------------------------------------------------------
     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

     During fiscal 2000, the Nominations and Compensation Committee of the Company was comprised of Messrs. Bevill, Cardin and Murrey from January 1, 2000 through April 27, 2000 and of Messrs. Bevill, Butler and Murrey for the balance of the year. None of these persons at any time during fiscal 2000 was an employee of the Company or the Bank. In addition, none of these persons has at any time been an officer of the Company or the Bank. In addition, there are no relationships among the Company's executive officers, members of the Nominations and Compensation Committee of the Company or entities whose executives serve on the board of directors or the Nominations and Compensation Committee of the Company that require disclosure under applicable SEC regulations concerning relationships between management and the Company or the Bank or concerning indebtedness of management to the Company or the Bank. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Nominations and Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Nominations and Compensation Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

--------------------------------------------------------------------------------
            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

     Some of the Company's officers and directors at present, as in the past, are customers of the Bank, and some of the Company's officers and directors are directors and officers of corporations or members of partnerships that are customers of the Bank. As such customers, they had transactions in the ordinary course of business in 2000 with the Bank, including borrowings, all of which were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the board of directors, these loans did not involve more than a normal risk of collectability or present any other unfavorable features.


--------------------------------------------------------------------------------
                               PROPOSAL NO. 2
                    RATIFICATION OF SELECTION OF AUDITORS
--------------------------------------------------------------------------------

     The Company has appointed, subject to the ratification of the shareholders, the firm of Putman and Hancock, Certified Public Accountants, of Fayetteville, Tennessee, as the independent audit firm of the Company for the year ending December 31, 2001. James M. Putman and his associates, have been the Company's auditors since 1981 and the board of directors considers the firm of Putman and Hancock to be well qualified. A representative of Putman and Hancock is expected to attend the shareholder's meeting and will have the opportunity to make a statement and/or respond to appropriate questions from shareholders.

     Putman and Hancock in 2000 provided the following audit services: examination of financial statements of the Company, its subsidiaries and related entities, including those in the Annual Report to Shareholders and in reports filed with the Securities and Exchange Commission and others and limited reviews of the Company's interim financial statements.

     Proxies solicited by management will be voted in favor of the ratification of the selection of Putman and Hancock, Certified Public Accountants as the Company's independent audit firm unless shareholders specify a contrary choice in their proxies.

Fees Billed to the Company by Putman and Hancock During 2000

     Audit Fees. The aggregate audit fees billed or to be billed to the Company by Putman and Hancock for professional services rendered for the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $38,430.00.

     Financial Information Systems Design and Implementation Fees. Putman and Hancock did not bill any fees to the Company for professional services regarding financial information systems design and implementation.

     All Other Fees. The aggregate fees billed or to be billed to the Company by Putman and Hancock for all services rendered to the Company, including tax related services, but excluding audit fees and financial information systems design and implementation fees, totaled $12,472.00


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PUTMAN AND HANCOCK, CPA'S, AS THE COMPANY'S INDEPENDENT AUDITORS.


--------------------------------------------------------------------------------
                       SHAREHOLDERS' PROPOSALS
--------------------------------------------------------------------------------

     In order for any proposals by shareholders to be included in the Company's 2002 proxy statement and to be considered at the 2002 annual meeting, all such proposals intended for presentation at the 2002 annual meeting must be mailed to Harold Bass, Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, Pulaski, Tennessee 38478 and must be received no later than December 5, 2001.

     Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

     For any other shareholder proposals to be timely (but not considered for inclusion in the Company's 2002 proxy statement) a shareholder must forward such proposal to Mr. Bass at the address set forth above prior to February 18, 2002.


--------------------------------------------------------------------------------
                       ANNUAL REPORT AND FORM 10-K
--------------------------------------------------------------------------------

     The annual report of the Company to its shareholders for the calendar year 2000 is being delivered with this proxy statement.

     Copies of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K will be mailed to shareholders without charge, upon written request made to: Harold Bass, Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, P.O. Box 289, Pulaski, Tennessee, 38478, (931) 363-2585.

                                       By order of the Board of Directors



                                       Harold Bass
                                       Corporate Secretary

                                   APPENDIX A


                                  AUDIT CHARTER

                                      FOR

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                        FIRST NATIONAL BANK OF PULASKI
________________________________________________________________________________


A.   Title

     The title of this Committee shall be the Audit Committee of the Board of Directors of First National Bank of Pulaski (the Bank).

B.   Composition

     The Board of Directors of the Bank shall elect annually an Audit Committee comprised of not fewer than four directors, and the Audit Committee's composition will meet the applicable definition of the New York Stock Exchange (the "NYSE") with respect to independence of its members. One of the members shall be appointed Chairman of the Audit Committee.

     As required by the NYSE definitions, all of the members will be directors who have no relationship to the Bank that may interfere with the exercise of their independent judgment in carrying out the responsibilities of a director (unless as to one non-independent member the Board under exceptional and limited circumstances determines that membership is required by the best interests of the Bank and its shareholders).

C.   Duties and Responsibilities

     The Audit Committee is a standing committee of the Board of Directors. The Committee provides a liaison between the Board of Directors, management, regulatory examiners, external auditors, the internal auditors, loan review officer, and compliance officer. The purposes of the Committee are to provide assistance to the Board of Directors in fulfilling its statutory and fiduciary responsibilities for examination of the Bank and to determine that the Bank has adequate administrative, operating, and internal accounting controls and is operating in accordance with its prescribed procedures and codes of conduct. The Audit Committee's monitoring responsibility recognizes that the Bank's management is responsible for preparing the Bank's financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that the Bank's financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Bank and its financial reports than do the Audit Committee members; consequently, in carrying out its responsibilities, the Audit Committee is not providing any expert or special assurance as to the Bank's financial statements and is not conducting an audit or investigation of the financial statements or determining that the Bank's financial statements are true and complete or are in accordance with generally accepted accounting principles. The primary duties and responsibilities of the Committee shall be to:

          1. Review reports prepared by the Internal Auditing Department related to overall auditing activities, significant findings and recommendations and to monitor management's responses thereto.

          2. Review and approve the annual audit plan of the Internal Auditing Department for the conduct of audits and other reviews of the Bank and monitor adherence to the plan.
          3. Review reports prepared by the Loan Review Officers related to loans reviewed and exceptions noted during the reviews.
          4. Review reports of compliance reviews and findings by the Compliance Officer.
          5. Review of the internal quarterly evaluation of the Allowance for Loan and Lease Losses.
          6. Supervise the engagement of the external auditor and review any comments included in the external auditor's "Management Letter" related to internal controls of the Bank.
          7. Review all regulatory examination reports of the Bank and monitor management's response to said reports.
          8. Review details of all known or suspected defalcations involving any Director, officer, or employee of the Bank. Review details of all robberies, mysterious disappearances or defalcations exceeding $1,000.
          9. Assure the adequacy of the audit and loan review staffing, independence, and training.
          10. Report to the Board of Directors summarizing the work performed in fulfilling the Audit Committee's primary responsibilities.
              Written minutes shall be taken of all Committee meetings by a secretary appointed by the Committee for such purposes.
          11. Review with management and the outside auditors the annual audited financial statements to be included in the Bank's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statements of Auditing Standards ("SAS") No. 61 and No. 90.
          12. Review with the outside auditors the Bank's interim financial results to be included in the Bank's quarterly reports to be filed with Securities and Exchange Commission on Form 10-Q and the matters required to be discussed by SAS No. 61 and No. 90; this review will occur prior to the Bank's filing of the Form 10-Q.
          13. Request from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Bank that may impact the objectivity and independence of the outside auditors, consistent with Independence Standards Board Standard Number 1;
          14. Discuss with the outside auditors in an active dialogue any such disclosed relationships and their impact on the outside auditors' independence; and
          15. If determined appropriate by the Committee, recommend that the Board take appropriate action in response to the outside auditor's report to ensure the outside auditor's independence.

     The Committee shall review annually and submit for inclusion in the Bank's annual meeting proxy statement an Audit Committee Report setting forth the information required by the proxy rules of the Securities and Exchange Commission, including the fact that the Committee has discussed with the outside auditors matters relating to their independence and matters relating to SAS No. 61 and No. 90 and the fact that the Committee has recommended to the Board that the audited financial statements be included in the Bank's Form 10-K.

D.   Meetings

     The Audit Committee shall meet during the first month of each quarter or more often if necessary to discharge the responsibilities established by this Charter. The Committee may request the presence of management at any committee meeting it deems prudent.

E.   Legal Counsel

     The Bank's legal counsel shall be available to the Audit Committee for advice or counsel at any time that the committee deems necessary. The Committee shall also have the authority to retain outside legal counsel without prior permission of the Board of Directors or management. Such counsel shall be independent of First National Bank.





Revised January 30, 2001                 2                        Audit Charter

                      FIRST PULASKI NATIONAL CORPORATION
                             PULASKI, TENNESSEE

          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 26, 2001 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

                          PLEASE SIGN AND RETURN
                          ----------------------

     Know all men by these presents that I, the undersigned shareholder of the First Pulaski National Corporation, do hereby nominate, constitute and appoint Parmenas Cox, Johnny Bevill and Harold Bass, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on March 19, 2001, at the annual meeting of its shareholders to be held at the First National Bank of Pulaski building, 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 26, 2001, at 1:00 P.M., CDT or any adjournment or adjournments thereof, with all power the undersigned would possess if personally present as follows:

(1)  Election as Directors of the thirteen (13) persons listed below:

FOR   [  ]                       AGAINST  [  ]           ABSTAIN  [  ]
all nominees listed except     		all nominees
as marked to the contrary        listed below
below.  No mark through
will be indicated as a vote
for the named individual.

David E. Bagley				              Johnny Bevill           James K. Blackburn, IV
Wade Boggs                   				James H. Butler         James T. Cox
Parmenas Cox	                 			Gregory G. Dugger       Charles D. Haney
James Rand Hayes              			William A. McNairy    		W. Harwell Murrey
Bill Yancey

IF YOU DESIRE TO VOTE AGAINST ANY ONE OF THE INDIVIDUALS LISTED ABOVE, SIMPLY STRIKE THROUGH HIS OR HER NAME.

(2) Ratification of the selection of Putman and Hancock, Certified Public Accountants, for professional services for the current year:

       [  ]  FOR  			       	   [  ] AGAINST 		     	  [  ]  ABSTAIN

(3) Whatever other business may be brought before the meeting or any adjournment or adjournments thereof. Management at present knows of no other business to be presented at the meeting.

     THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT UNLESS OTHERWISE INDICATED BELOW.

     TO WITHHOLD DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS AT ANNUAL
     MEETING, CHECK BLOCK.    [  ]

     The management recommends a vote of "FOR" each of the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

IN WITNESS WHEREOF, I have hereunto set my hand this the _____ day of ________________________, 2001.


Number of shares:________

                                 ______________________________________________

                                 ______________________________________________
                                 Signature of Shareholder(s), including title when signing as attorney, executor, administrator, trustee, guardian or corporate officer. All co-owners must sign.